                                                                    EXHIBIT 23.6
                          CONSENT OF DIRECTOR NOMINEE

To E2Enet.com, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of E2Enet.com, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.

                                      /s/ Robert J. Smith
                                      ------------------------
                                      Robert J. Smith
Dated: May 14, 1999